Exhibit 4.6

[Form of Stock Convertible Debenture]

THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

DEBENTURE

VERTICAL COMPUTER SYSTEMS, INC.

__% Convertible Debenture

Due _____________20__

$____________

This Debenture is issued by VERTICAL COMPUTER SYSTEMS, INC., a Delaware corporation (the “Company”), to _______________________________ (together with Holder’s permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01         Principal and Interest. For value received, on _______________, 20__, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of _____________________ dollars (US $_________), together with interest on the unpaid principal of this Debenture at the rate of ___ percent (__%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Holder’s option, the entire principal amount and all accrued interest thereon shall be either (a) paid to the Holder no later than the six (6) month anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein. Notwithstanding the provisions of this Section 1.01 or anything to the contrary contained in this Debenture or elsewhere, in the event (a) Holder elects not to convert all of the principal amount of the Debenture pursuant to the terms and conditions of this Debenture, and (b) the Company does not elect to redeem the entire outstanding convertible debenture pursuant to Section 1.04 below, the Company promises to pay to Holder or its order, in lawful money of the United States of America and in immediately available funds, the entire principal amount, all accrued interest thereon and any and all other amounts due hereunder on ___________, 20__.

Section 1.02         Optional Conversion. Commencing ______ (__) months after the date hereof, the Holder is entitled, for an additional period of ____ (__) months, at the Holder’soption and upon written notice to the Company, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the price per share (the “Conversion Price”) equal to the amount equal to __________ percent (__%) of the average three (3) lowest Closing Prices of the Common Stock for the ____ (__) trading days immediately preceding the Conversion Date (as defined herein) . As used herein, “Principal Market” shall mean The New York Stock Exchange, The National Association of Securities Dealers Inc., the OTC (Over-The-Counter Bulletin Board), Nasdaq Small Cap Market, or American Stock Exchange, or any successor market. If the Common Stock is not traded on a Principal Market, the Closing Price shall mean, the reported Closing Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Debenture, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date the Company receives the Conversion Notice.

Section 1.03         The Company shall not affect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion in the form attached hereto as Exhibit A (the “Notice of Conversion”), the Holder (together with the Holder’s affiliates, and any other person or entity acting as a group together with the Holder or any of its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates includes the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but excludes the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(f), beneficial ownership is calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 1.04 applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which principal amount of this Note is convertible will be in the sole discretion of the Holder, and the submission of a Notice of Conversion will be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with its affiliates) and which principal amount of this Note is convertible, in each case subject to such aggregate percentage limitations. For purposes of this Section 1.04, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The limitations contained in this Section 104 apply to a successor Holder.

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Section 1.04         Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price.

Section 1.05         Right of Redemption. The Company at its option shall have the right to redeem, with ten (10) business days advance written notice (the “Redemption Notice”), a portion of or the entire outstanding convertible debenture. The redemption price shall be ______________ percent (___%) of the amount redeemed plus accrued interest.

Section 1.06         Interest Payments. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Company may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.07         Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

ARTICLE II.

Section 2.01         Amendments and Waiver of Default. The Debenture may not be amended without the consent of the Holder. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of the Holder.

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ARTICLE III.

Section 3.01         Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) business days of the date of maturity of this Debenture; (b) failure by the Company’s transfer agent to issue Common Stock to the Holder within fifteen (15) business days of the Company’s receipt of a valid Notice of Conversion from Holder; or (c) events of bankruptcy or insolvency affecting the Company. In an Event of Default (as defined in hereof) under this Debenture, Holder shall have the right to accelerate the full repayment of all amounts due hereunder and the principal balance outstanding under this Debenture, from time to time, shall bear interest at the rate of _____ percent (__%) per annum, computed as described in Section 1.01 above, until such Default and any and all other Defaults hereunder are cured or all amounts due hereunder are paid by the Company.

Section 3.02         Failure to Issue Unrestricted Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under Section 1.04 shall be deemed an Event of Default, which if not cured within fifteen (15) business days, shall entitle the Holder accelerated full repayment of the Debenture.

ARTICLE IV.

Section 4.01         Rights and Terms of Conversion. Unless redeemed by the Company pursuant to Section 1.05, this Debenture, in whole or in part, may be converted, at the election of Holder, at any time after one hundred and eighty (180) days following the date of closing, into shares of Common Stock at a price equal to the Conversion Price in accordance with the terms of Section 1.02.

Section 4.02         Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

Section 4.03         Termination of Conversion Rights. The Holder’s right to convert the Debenture into the Common Stock in accordance with Section 4.01 shall terminate on the date that is the first(1st) year anniversary from the date hereof.

Section 4.04         Restriction on Short Sale of Stock. The Holder hereby acknowledges and agrees that it shall not short sell the Common Stock except in connection with a Conversion Notice, and thereafter only such number of Conversion Shares it receives with respect to such Conversion Notice.

ARTICLE V.

Section 5.01         Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

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ARTICLE VI.

Section 6.01         Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	President/CEO Vertical Computer Systems, Inc.

101 West Renner Road, Suite 300
Richardson, Texas 75082

If to the Holder:	_____________________
_____________________.
_____________________

Section 6.02         Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of Texas or the state courts of the State of Texas sitting in Dallas, Texas in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03         Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04         Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05         Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

VERTICAL COMPUTER SYSTEMS, INC.

By:
Name: Richard S. Wade
Title: President/CEO

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EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $_________________________ of the principal amount of the above Note into Shares of Common Stock of Vertical Computer Systems, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Signature:

Name:

Address:

Amount to be converted: $

Amount of Debenture unconverted: $

Conversion Price per share: $

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

A-1